UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

516-466-3100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

We entered into the third amendment dated as of July 31, 2012 to the Second Amended and Restated Loan Agreement, dated as of March 31, 2010, with VNB New York Corp., Bank Leumi USA, Israel Discount Bank of New York and Manufacturers and Traders Trust Company.  This amendment to our revolving credit facility:

•                  reduces the floor on our interest rate from 5.5% to 4.75%,

•                  increases our permitted borrowings from $55 million to $75 million, subject to compliance with the borrowing base, and

•                  extends the expiration date of the facility by two years to March 31, 2015.

The amendment also amends certain provisions in the facility to, among other things:

•                  increase, to $10 million, the use of borrowed funds for general working capital purposes, subject to the borrowing base,

•                  increase the number of unencumbered properties we are required to own from seven to ten properties when the amount outstanding under the facility exceeds $55 million, and

•                  increase, to $37.5 million, our permitted investment in venture interests (as defined), provided that no more than $12.5 million may be invested in any single venture interest.

We paid an aggregate of $800,000 in commitment and extension fees in connection with this amendment of the credit facility.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
No.	Description of Exhibit
10.1	Third Amendment as of July 31, 2012 to the Second Amended and Restated Loan Agreement, dated as of March 31, 2010, between VNB New York Corp., Bank

Leumi USA, Israel Discount Bank of New York and Manufacturers and Traders Trust Company, as lenders, and One Liberty Properties, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date:	August 2, 2012	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief Financial Officer